Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Outbrain Inc.:

We consent to the use of our report dated March 15, 2023, with respect to the consolidated financial statements of Outbrain Inc., incorporated herein by reference.

/s/ KPMG LLP

New York, New York
March 15, 2023